Exhibit 32.2

Sirius International Insurance Group, Ltd.

Certification Pursuant to Chapter 63, Title 18 United States Code §1350

As Adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Sirius International Insurance Group, Ltd. (the “Company”) on Form 10-Q for the quarter ended September 30, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Kernan “Kip” V. Oberting, as President and Chief Financial Officer of the Company, certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)         The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)         The information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	November 16, 2018
By:	/s/ Kernan “Kip” V. Oberting
Name:	Kernan “Kip” V. Oberting
Title:	President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Sirius International Insurance Group, Ltd. and will be retained by Sirius International Insurance Group, Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.